Exhibit 99.1

PRESS RELEASE www.corescientific.com

Core Scientific Enhances Liquidity through $100 million Committed Equity Facility

•	Provides the right, without the obligation, to sell up to $100 million of its common stock over 24 months to B. Riley Principal Capital at Core Scientific’s discretion, subject to certain limitations

AUSTIN, Texas, July 21, 2022 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or “the Company”), a leader in high-performance blockchain data centers and software solutions, today announced it entered into a $100 million common stock purchase agreement with B. Riley Principal Capital II, LLC (“B. Riley”).

“Securing access to additional capital during adverse market conditions enhances our liquidity and expands our strategic optionality,” said Mike Levitt, Core Scientific Chief Executive Officer. “We continue to strengthen our balance sheet and streamline our operations as we remain focused on expanding our capacity for self- mining and colocation services. This Committed Equity Facility with B. Riley is an important additional funding source that will help us grow and create shareholder value.”

Under the agreement, Core Scientific has the right, without obligation, to sell and issue up to $100 million of shares of its common stock to B. Riley, subject to certain limitations and satisfaction of certain conditions. Purchase notices may be issued to B. Riley over a 24-month period. Core Scientific issued B. Riley 573,381 shares of common stock as consideration for B. Riley’s commitment to purchase Core Scientific common stock under the purchase agreement. Further details will be contained in a Current Report on Form 8-K Core Scientific will file with the Securities and Exchange Commission.

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ABOUT CORE SCIENTIFIC

Core Scientific is one of the largest publicly traded blockchain data center providers and miners of digital assets in North America. Core Scientific has operated blockchain data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas, and expects to commence operations in Oklahoma in the second half of 2022. Core Scientific’s proprietary Minder® fleet management software combines the Company’s colocation expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements include, but are not limited to, future sales of common stock pursuant to the purchase agreement with B. Riley, current and future business plans and strategy and future estimates of liquidity and future financing availability. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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This press release is for informational purposes only and it does not represent an offer to sell or the solicitation of an offer to buy any of the Company’s common stock. There will be no sale of common stock in any jurisdiction in which one would be unlawful.

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CONTACTS

Investors:

Steven Gitlin

ir@corescientific.com

Media:

press@corescientific.com

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